UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 21, 2007

COHEN & STEERS CLOSED-END OPPORTUNITY FUND, INC.

(Exact name of registrant as specified in its charter)

Maryland	811-21948	20-5650010
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 Park Avenue New York, NY 10017

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 832-3232

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

1.

The Board of Directors (the “Board”) of Cohen & Steers Closed-End Opportunity Fund, Inc. (the “Company”) has adopted certain amendments to the Bylaws for the Company (the “Bylaws”), which are effective as of December 21, 2007, except as provided below. The revisions to the Bylaws are summarized below. Such summary is qualified in its entirety by reference to the complete text of the Bylaws, as amended, attached hereto as Exhibit 3.1.

Advance Notice of Director Nominations and New Business Proposals from Stockholders

•

The Bylaws have been amended generally to (i) effective after the Company’s 2008 annual meeting, change the advance notice “window” (i.e., the period during which stockholders may, subject to the requirements of the Bylaws, nominate candidates for director or submit proposals for consideration at the Company’s annual meeting) for stockholder proposals and nominations from 90-120 days prior to the first anniversary of the date of the previous year’s annual meeting to 120-150 days prior to the first anniversary of the date of the mailing of the notice for the previous year’s annual meeting, (ii) enhance the requirements relating to information that the stockholder proponent must provide about persons acting in concert with such stockholder, (iii) enhance other informational requirements, including information about hedging activities with respect to the stockholder proponent’s investment in the Company, and (iv) include a requirement that, upon request of the secretary or the Board or any committee thereof, a stockholder proposing a nominee or any other business must verify or update the information provided by the stockholder pursuant to the advance notice Bylaws. The Bylaws reflect that the advance notice window included in the Bylaws prior to their amendment will remain in effect through the 2008 annual meeting.

Procedures for Stockholder-Requested Special Meetings;

•

The Bylaws have been amended, as permitted by the Maryland General Corporate Law, to establish various procedures for a stockholder-requested special meeting, including procedures with respect to setting record dates for the request and for the meeting as well as for determining the date, time and place of the meeting.

Organization and Conduct of Stockholders Meetings

•

The Bylaws have been amended to expressly provide that the Board may determine who will act as chairman of stockholder meetings, provide procedures for determining who will act as secretary of stockholder meetings and expressly authorize the chairman to establish procedures for the conduct of the meeting and to take various actions in his or her discretion.

Certificates of Stock

•	The Bylaws have been amended to allow the Board to maintain stock ownership records solely in book-entry form and to not provide physical stock certificates upon request.

Board of Directors

•

The Bylaws have been amended to reflect the Company’s election, notwithstanding any provision in its charter or Bylaws to the contrary, to be subject to Section 3-804(b) and (c) of the MGCL. The Bylaws as amended further reflect that the number of directors constituting the entire Board may be increased or decreased from time to time only by the vote of the Board, and that (a) any vacancy on the Board of Directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and (b) any director elected to fill a vacancy shall serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is elected and qualifies.

The Amended and Restated Bylaws are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

2.

The Board has approved the filing of Articles Supplementary to the Company’s Charter with the Department of Assessment and Taxation of the State of Maryland. The Articles Supplementary will be filed shortly. The Articles Supplementary state that under power contained in Title 3, Subtitle 8 of the Maryland General Corporation Law (the “MGCL”), and in accordance with resolutions duly adopted by the Board of Directors of the Company, the Company elects, notwithstanding any provision in its charter or Bylaws to the contrary, to be subject to Section 3-804(b) and (c) of the MGCL, the repeal of which may be effected only by the means authorized by Section 3-802(b)(3) of the MGCL. The Articles Supplementary are filed herewith as Exhibit 3.2 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

3.1  -  Text of Amended and Restated Bylaws of the Company

3.2  -  Text of Articles Supplementary of the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHEN & STEERS CLOSED-END OPPORTUNITY FUND, INC.

Date: December 28, 2007	By:	/s/ Adam Derechin
	Name:	Adam Derechin
	Title:	President

EXHIBIT INDEX

The following exhibits are filed herewith:

Exhibit	Description
3.1	Text of Amended and Restated Bylaws of the Company

3.2	Text of Articles Supplementary of the Company